N   E   W   S        R   E   L   E   A   S   E

Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL REPORTS RESULTS FOR FISCAL FIRST QUARTER 2005

Fiscal First Quarter 2005 Highlights:

  Earnings of $0.09 per diluted share from continuing operations
  Consolidated same day revenue growth of 12.2%
    Physician Business same day revenue growth of 15.6%
    Elder Care Business same day revenue growth of 6.1%
  Consolidated EBITDA growth of 28.0% to $16.0 million
  Consolidated cash flow from operations of $13.4 million

Jacksonville, Florida (July 28, 2004) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today its results for the first fiscal quarter ended June 30, 2004.

        David A. Smith, President and Chief Executive Officer, commented, “We are on target for another good year. Even with three fewer billing days in the quarter, we improved our earnings per share from continuing operations by 28.6%. Our growth initiatives are gaining momentum with strong same-day sales growth of 12.2%.

        “We expect to grow our revenue at two times the rate of market growth and our operating earnings at approximately two times the rate of our revenue growth for the next few years. The investments in our infrastructure, systems, capacity and processes will increase leverage and efficiency for better services for our customers and more profit for our shareholders. We remain committed to delivering on our goal of $0.51 — $0.55 earnings per diluted share for fiscal year 2005.”

        Net sales for the three months ended June 30, 2004, were $330.4 million, an increase of 7.0%, compared with net sales of $308.8 million for the first quarter ended June 30, 2003. Net same-day sales increased by 12.2% for the three months ended June 30, 2004, including same-day sales increases of 15.6% and 6.1%, for the Physician Business and the Elder Care Business, respectively. The Company noted that it had three fewer sales days in the first quarter of fiscal year 2005 compared with the first quarter of fiscal year 2004. Income from continuing operations for the three months ended June 30, 2004, was $5.9 million, or $0.09 per diluted share, compared with income from continuing operations for the prior fiscal year quarter of $4.7 million, or $0.07 per diluted share. Net income for the three months ended June 30, 2004, was $4.2 million, or $0.06 per diluted share, compared with net income for the three months ended June 30, 2003, of $4.7 million, or $0.07 per diluted share.

        David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “We had over 20% of revenue growth in the first quarter drop through to operating earnings, continuing to validate our strategies for profitability improvement. The strong operating cash flow of $13.4 million reflected the incremental higher profitability in the first quarter, as well as continued effective use of systems and processes to optimize working capital.”

        As previously announced in its July 22, 2004 press release, the Company stated that it has settled, through arbitration, a claim from SourceOne Healthcare Technologies, buyers of the Company’s former Imaging Business, which was divested in November 2002. The final arbitration settlement resulted in a $1.7 million charge (net of taxes) or $0.03 per basic share and per fully diluted share to discontinued operations in the Company’s first quarter of fiscal year 2005.

        The Company noted that it will have two fewer sales days in its second quarter of fiscal year 2005 compared with the second quarter of fiscal year 2004, and it will have five fewer sales days in the first six months of fiscal year 2005 compared to the same period in fiscal year 2004, and five fewer sales days for the entire fiscal year 2005 compared to fiscal year 2004.

        A listen-only simulcast and 90-day replay of PSS World Medical’s fiscal first quarter 2005 conference call can be found in the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “investor events,” or www.fulldisclosure.com on July  29, 2004, beginning at 8:30 a.m. Eastern time.

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company’s website at www.pssworldmedical.com, and selecting “Investor Relations” and “Additional Financial Information.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal year 2005; the expected operational cash flow in fiscal year 2005; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2005; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal year 2005, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Operations
(In millions, except share data)

	Three Months Ended
	June 30, 2004	June 30, 2003
Net sales	$330.4	$308.8
Cost of goods sold	234.6	220.9

Gross profit	95.8	87.9
General and administrative expenses	60.9	59.4
Selling expenses	23.5	21.7

Income from operations	11.4	6.8

Other (expense) income:
Interest expense	(1.9)	(1.1)
Interest and investment income	0.1	--
Other income	0.3	2.1

	(1.5)	1.0

Income from continuing operations before
provision for income taxes	9.9	7.8
Provision for income taxes	4.0	3.1

Income from continuing operations	5.9	4.7
Loss on disposal of discontinued operations
(net of benefit for income taxes of $1.0)	1.7	--

Net income	$4.2	$4.7

Earnings (loss) per share - Basic:
Income from continuing operations	$0.09	$0.07
Loss on disposal of discontinued operations	(0.03)	--

Net income	$0.06	$0.07

Earnings (loss) per share - Diluted:
Income from continuing operations	$0.09	$0.07
Loss on disposal of discontinued operations	(0.03)	--

Net income	$0.06	$0.07

Weighted average shares (in thousands):
Basic	64,890	67,674
Diluted	66,056	68,011

PSS WORLD MEDICAL, INC.
Consolidated Balance Sheets
(In millions, except per share and share data)

	June 30, 2004	April 2, 2004
	Unaudited	Audited
ASSETS
Current Assets:
Cash and cash equivalents	$63.1	$58.9
Accounts receivable, net	182.6	188.4
Inventories	112.7	99.9
Deferred tax assets	38.6	40.8
Prepaid expenses and other	13.6	8.7

Total current assets	410.6	396.7

Property and equipment, net	70.8	69.6
Other Assets:
Goodwill	71.6	69.9
Intangibles, net	10.7	11.3
Deferred tax assets	6.1	6.5
Other	33.5	32.8

Total assets	$603.3	$586.8

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$105.0	$91.1
Accrued expenses	29.7	33.3
Revolving line of credit	35.1	35.0
Other	17.8	17.0

Total current liabilities	187.6	176.4
Convertible senior notes	150.0	150.0
Other	23.6	21.2

Total liabilities	361.2	347.6

Shareholders' Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	--	--
Common stock, $.01 par value; 150,000,000 shares authorized,
64,753,177 and 64,833,453 shares issued and outstanding
at June 30, 2004 and April 2, 2004, respectively	0.6	0.6
Additional paid-in capital	290.7	292.3
Accumulated deficit	(49.4)	(53.6)
Unearned compensation	(0.1)	(0.1)
Accumulated other comprehensive income	0.3	--

Total shareholders' equity	242.1	239.2

Total liabilities and shareholders' equity	$603.3	$586.8

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Cash Flows
(In millions)

,
	Three Months Ended
	June 30, 2004	June 30 2003
Cash Flows From Operating Activities:
Net income	$4.2	$4.7
Adjustments to reconcile net income to
net cash provided by operating activities:
Loss on disposal of discontinued operations	1.7	--
Depreciation	3.5	3.1
Amortization of intangible assets	0.8	0.5
Amortization of debt issuance costs	0.6	0.2
Provision for doubtful accounts	1.4	1.3
Provision for deferred income taxes	4.0	3.1
Loss on sale of property and equipment	0.1	--
Provision for deferred compensation	0.3	0.2
Changes in operating assets and liabilities, net of effects
from business combination and discontinued operations:
Accounts receivable, net	4.4	(2.9)
Inventories	(12.8)	(11.0)
Prepaid expenses and other current assets	(4.6)	(0.1)
Other assets	(1.4)	(1.5)
Accounts payable	13.9	12.9
Accrued expenses and other liabilities	(2.7)	(3.8)

Net cash provided by operating activities	13.4	6.7

Cash Flows From Investing Activities:
Capital expenditures	(4.7)	(2.6)
Payments for business combinations	(1.7)	--
Payments of transaction costs for sale of Imaging Business	(0.5)	(1.1)
Payments on noncompete agreements	(0.3)	(0.1)

Net cash used in investing activities	(7.2)	(3.8)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	0.9	--
Net proceeds (payments) under revolving line of credit	0.1	(0.4)
Purchase of treasury shares	(3.0)	(5.6)

Net cash used in financing activities	(2.0)	(6.0)

Net increase (decrease) in cash and cash equivalents	4.2	(3.1)
Cash and cash equivalents, beginning of period	58.9	19.2

Cash and cash equivalents, end of period	$63.1	$16.1

PSS WORLD MEDICAL, INC.
Unaudited Operating Highlights
(Dollars in millions)

	Three Months Ended
	June 30, 2004	June 30, 2003
Net Sales:
Physician Business	$216.7	$196.5
Elder Care Business	113.7	112.3

	$330.4	$308.8

Billing Days:	62 days	65 days

Net Sales Per Billing Day (in thousands):
Physician Business	$3,495.2	$3,022.3
Elder Care Business	1,833.2	1,728.2

	$5,328.4	$4,750.5

Income from Operations:
Physician Business	$11.6	$7.2
Elder Care Business	4.3	4.2
Corporate Shared Services	(4.5)	(4.6)

	$11.4	$6.8

EBITDA (a)	$16.0	$12.5

Income from continuing operations, as a percentage of net sales	3.4%	2.2%

	Annualized for June 30,
	2004	2003
Consolidated Return on Committed Capital ("ROCC") (b)	19.4%	19.0%

DSO (c):
Physician Business	42.0	42.8
Elder Care Business	57.4	52.5

DOH (d):
Physician Business	41.9	40.5
Elder Care Business	30.3	29.3

DIP (e):
Physician Business	40.2	42.5
Elder Care Business	26.4	33.4

Cash Conversion Days (f):
Physician Business	43.7	40.8
Elder Care Business	61.3	48.4

	As of
	June 30, 2004	April 2, 2004
Operational working capital (g)	$190.3	$197.2

Net Debt:
Bank debt	$185.1	$185.0
Less: Cash and cash equivalents	(63.1)	(58.9)

Net debt	$122.0	$126.1

PSS WORLD MEDICAL, INC.
Unaudited EBITDA Calculation
(Dollars in millions)

	Three Months Ended
	June 30, 2004	June 30, 2003
Income from continuing operations	$5.9	$4.7

Plus: Interest expense	1.9	1.1
Less: Interest and investment income	(0.1)	--
Plus: Provision for income taxes	4.0	3.1
Plus: Depreciation	3.5	3.1
Plus: Amortization of intangible assets	0.8	0.5

EBITDA	$16.0	$12.5

Reconciliation of EBITDA
to Cash Provided by Operating Activities:

EBITDA	$16.0	$12.5

Operating Asset & Liability Changes:
Accounts receivable, net	4.4	(2.9)
Inventories	(12.8)	(11.0)
Prepaid expenses and other current assets	(4.6)	(0.1)
Other assets	(1.4)	(1.5)
Accounts payable	13.9	12.9
Accrued expenses and other liabilities	(2.7)	(3.8)
Noncash Expenses Included in EBITDA:
Amortization of debt issuance costs	0.6	0.2
Provision for doubtful accounts	1.4	1.3
Provision for deferred income taxes	4.0	3.1
Provision for deferred compensation	0.3	0.2
Loss on sale of property and equipment	0.1	--
Cash Expenses Excluded from EBITDA:
Interest expense	(1.9)	(1.1)
Interest and investment income	0.1	--
Provision for income taxes	(4.0)	(3.1)

Cash Provided by Operating Activities	$13.4	$6.7

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	For the Three Months Ended
	June 30, 2004	June 30, 2003
Annualized Return	$50.0	$37.6
Average Committed Capital (h)	257.2	197.5
ROCC (b)	19.4%	19.0

Return:
Income from continuing operations	$5.9	4.7
Provision for income taxes	4.0	3.1
Interest expense	1.9	1.1
Amortization of intangible assets	0.8	0.5
Interest and investment income	(0.1)	--

	$12.5	$9.4

	As of
	June 30, 2004	April 2, 2004	June 30, 2003	March 28, 2003
Average committed capital:
Total assets	$603.3	$586.8	$479.8	$471.9
Less assets excluded:
Cash	(63.1)	(58.9)	(16.1)	(19.2)
Goodwill	(71.6)	(69.9)	(61.1)	(61.1)
Intangibles, net	(10.7)	(11.3)	(5.3)	(5.8)
DTA from sale of Imaging Business	(28.4)	(30.5)	(46.5)	(49.1)

Total liabilities	(361.2)	(347.6)	(235.8)	(226.7)
Plus liabilities excluded:
Revolving line of credit	35.1	35.0	82.6	83.0
Convertible senior notes	150.0	150.0	--	--
Accrued loss on disposal of discontinued operations	4.8	2.5	1.6	2.7

	$258.2	$256.1	$199.2	$195.7

Average committed capital (h)	$257.2		$197.5

PSS WORLD MEDICAL, INC.
Footnotes

(a)	EBITDA represents income from continuing operations plus provision for income taxes, interest expense, depreciation, and amortization of intangible assets, less interest and investment income. Management reviews EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes EBITDA is an important measure of liquidity.

(b)	ROCC equals return divided by average committed capital. Return is annualized for quarterly calculations. Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(c)	DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable, net of the allowance for doubtful accounts, at the beginning and end of the most recent four quarters divided by five. Average daily net sales is net sales for the most recent four quarters divided by 360.

(d)	DOH is average inventory divided by average daily cost of goods sold (“COGS”). Average inventory is the sum of inventory at the beginning and end of the most recent four quarters divided by five. Average daily COGS is quarterly COGS for the most recent four quarters divided by 360.

(e)	DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and end of the most recent four quarters divided by five.

(f)	Cash Conversion Days is the sum of DSO and DOH less DIP.

(g)	Operational working capital equals accounts receivable plus inventory minus accounts payable.

(h)	Average committed capital equals the sum of the committed capital of the most recent two quarters, divided by two.